Exhibit 11
                                                                  -------------
                                                                  (Page 1 of 2)
                 MCI COMMUNICATIONS CORPORATION AND SUBSIDIARIES
                     COMPUTATION OF EARNINGS PER COMMON SHARE
                     (In millions, except per share amounts)
                                   (unaudited)
                                                Three months      Nine months
                                                    ended            ended
                                                September 30,    September 30,
                                               -------------    -------------
                                               1994    1993     1994    1993
                                               ----    ----     ----    ----
Primary
- -------
  Income before extraordinary item..........   $220    $174     $644    $520
  Loss on early debt retirement, less
    applicable income tax benefit...........      -       -        -      45
                                               ----    ----     ----    ----
  Net income................................    220     174      644     475
  Dividends on preferred stock..............      -       -        1       1
                                               ----    ----     ----    ----
  Earnings applicable to common
    stockholders............................    220     174      643     474
                                               ====    ====     ====    ====
  Add back:
  Convertible preferred stock dividends.....      -       -        1       1
                                               ----    ----     ----    ----
  Earnings as adjusted for purposes of
    computing earnings per share............   $220    $174     $644    $475
                                               ====    ====     ====    ====
Adjustment of shares outstanding:
  Weighted average shares of common stock
    outstanding.............................    571     539      569     518
  Assumed conversion of preferred stock.....      -      27        -      27
  Assumed exercise of common stock options..     44      53       44      53
  Shares of common stock assumed repurchased
    for treasury(a).........................    (36)    (39)     (35)    (41)
                                               ----    ----     ----    ----
  Adjusted shares of common stock and common
    stock equivalents for computation.......    579     580      578     557
                                               ====    ====     ====    ====
Earnings per common and common equivalent shares:
  Income before extraordinary item..........   $.38    $.30    $1.11    $.93
  Loss on early debt retirement.............      -       -        -     .08
                                               ----    ----    -----    ----
                                               $.38    $.30    $1.11    $.85
                                               ====    ====    =====    ====



- --------------------------------
(a) At an average market price of $23.44 and $24.29 for the three and nine months ended September 30, 1994, respectively, and $28.17 and $24.79 for the three and nine months ended September 30, 1993, respectively.



                                                                     Exhibit 11
                                                                   -------------
                                                                   (Page 2 of 2)
                  MCI COMMUNICATIONS CORPORATION AND SUBSIDIARIES
                     COMPUTATION OF EARNINGS PER COMMON SHARE
                      (In millions, except per share amounts)
                                    (unaudited)
                                                Three months     Nine months
                                                    ended           ended
                                                September 30,    September 30,
                                               -------------    -------------
                                               1994    1993     1994    1993
                                               ----    ----     ----    ----
Assuming Full Dilution
- ----------------------
  Income before extraordinary item..........   $220    $174     $644    $520
  Loss on early debt retirement, less
    applicable income tax benefit...........      -       -        -      45
                                               ----    ----     ----    ----
  Net income................................    220     174      644     475
  Dividends on preferred stock..............      -       -        1       1
                                               ----    ----     ----    ----
  Earnings applicable to common
    stockholders............................    220     174      643     474
                                               ====    ====     ====    ====
  Add back:
  Convertible preferred stock dividends.....      -       -        1       1
                                               ----    ----     ----    ----
  Earnings as adjusted for purposes of
    computing earnings per share............   $220    $174     $644    $475
                                               ====    ====     ====    ====
Adjustment of shares outstanding:
  Weighted average shares of common stock
    outstanding.............................    571     539      569     518
  Assumed conversion of preferred stock.....      -      27        -      27
  Assumed exercise of common stock options..     43      53       44      53
  Shares of common stock assumed repurchased
    for treasury(a).........................    (33)    (39)     (34)    (37)
                                               ----    ----     ----    ----
  Adjusted shares of common stock and common
    stock equivalents for computation.......    581     580      579     561
                                               ====    ====     ====    ====
Earnings per common and common equivalent shares:
  Income before extraordinary item..........   $.38    $.30    $1.11    $.93
  Loss on early debt retirement.............      -       -        -     .08
                                               ----    ----    -----    ----
                                               $.38    $.30    $1.11    $.85
                                               ====    ====    =====    ====

- --------------------------------


(a) At the ending market price of $25.38 for the three and nine months ended September 30, 1994, which is higher than the average market price of $23.44 and $24.29 for the three and nine months.

    At an average market price of $28.17 for the three months ended
    September 30, 1993, which is higher than the ending market price of $27.63; at the ending market price of $27.63 for the nine months ended
    September 30, 1993, which is higher than the average market price for the period of $24.79.